
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED FINANCIAL STATEMENTS OF J.P. MORGAN & CO. INCORPORATED FOR THE YEAR
ENDED 12/31/96 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH J.P. MORGAN
& CO. INCORPORATED ANNUAL REPORT ON FORM 10-K AS OF AND FOR THE YEAR ENDED
12/31/96.
</LEGEND>
<MULTIPLIER> 1,000,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<EXCHANGE-RATE>                                      1
<CASH>                                             906
<INT-BEARING-DEPOSITS>                           1,908
<FED-FUNDS-SOLD>                                32,505
<TRADING-ASSETS>                                90,980
<INVESTMENTS-HELD-FOR-SALE>                     24,865
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                         28,120
<ALLOWANCE>                                        566
<TOTAL-ASSETS>                                 222,026
<DEPOSITS>                                      52,724
<SHORT-TERM>                                    85,509
<LIABILITIES-OTHER>                             59,258
<LONG-TERM>                                     13,103
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        694
<COMMON>                                           502
<OTHER-SE>                                      10,236
<TOTAL-LIABILITIES-AND-EQUITY>                 222,026
<INTEREST-LOAN>                                  1,776
<INTEREST-INVEST>                                1,601
<INTEREST-OTHER>                                 7,336
<INTEREST-TOTAL>                                10,713
<INTEREST-DEPOSIT>                               2,541
<INTEREST-EXPENSE>                               9,011
<INTEREST-INCOME-NET>                            1,702
<LOAN-LOSSES>                                        0
<SECURITIES-GAINS>                                 286
<EXPENSE-OTHER>                                  4,523
<INCOME-PRETAX>                                  2,332
<INCOME-PRE-EXTRAORDINARY>                       1,574
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,574
<EPS-PRIMARY>                                     7.63
<EPS-DILUTED>                                     7.56
<YIELD-ACTUAL>                                    1.04
<LOANS-NON>                                        120
<LOANS-PAST>                                         1
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 1,130
<CHARGE-OFFS>                                       39
<RECOVERIES>                                        25
<ALLOWANCE-CLOSE>                                1,116
<ALLOWANCE-DOMESTIC>                               585
<ALLOWANCE-FOREIGN>                                531
<ALLOWANCE-UNALLOCATED>                              0

In prior Annual reports of J.P. Morgan and Co. Incorporated, the income statement caption Net Investment Securities Gains, which reported gains and losses from sales of securities from our debt investment securities portfolio, was reported in the Securities-gains caption in this financial data schedule. In the 1996 Annual report, net securities gains included in the new income statement caption, Investment Securities Revenue, which includes gains and losses on debt and equity investment securities, other-than-temporary impairments in value, and related dividend income, is reported in the Securities-gains caption in this financial data schedule. Net securities gains for purposes of this data schedule for the years ended December 31, 1996, 1995 and 1994 were $286 million, $506 million, and $728 million, respectively.

